Exhibit 10.8

Client: Signing Day Sports Inc. 9112 E. Verde Grove View Suite 200 Scottsdale, AZ 85255 (602) 481-7440	Order for Services Prepared by Nick Bodmer , AZ 7139069282

Pricing Summary

One Time Fees		Annualized Fees		First Year Investment
Setup Fees	$900.00	Service Fees	$10,410.01	One Time Fees	$900.00
Clock Purchase	$0.00	Year End Fees	$475.63	Annualized Fees	$10,885.63
Net One Time Fees	$900.00	Net Annualized	$10,885.64	Net Total	$11,785.63

Pricing Detail

	Payrolls	Employees	Processes per Year
Signing Day Sports	1	50	24
Semi Monthly		50	24
	1	50	24

Signing Day Sports

Per Payroll Processing Fees

Service	Unit	Qty	$ Cost Per	$ Total
Additional Tax Local Authorities	Each	2	$2.00	$2.00
Additional Tax State Authorities	Each	2	$2.00	$2.00
Pro Wage Garnishment	Each	1	$3.75	$3.75
Premium Only Plan	Each	50	$0.00	$0.00
Subtotal:				$7.75

Signing Day Sports

New Hire Filing Fees (Incurred per new employee)

Service	Unit	Qty	$ Cost Per	$ Total
E-Verify Service	Per Active Employee	1	$0.00	$0.00
Subtotal:				$0.00

4811 Montgomery Rd., Cincinnati, OH 45212 | 855.551.2013

Unless otherwise stated herein, prices may be subject to change if this Order is not accepted by 06/22/2022

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Signing Day Sports

Monthly Fees

Service	Unit	Qty	$ Cost Per	$ Total
HCM Core	Per Active Employee	50	$12.60	$630.00
ACA Per EE Fee			Included	0
Check Stuffing			Included	0
Electronic Custom Data File			Included	0
Employee Import			Included	0
General Ledger Report			Included	0
HR Support Ctr			Included	0
HR Support Ctr On Demand			Included	0
Labor Distribution			Included	0
Labor Law Poster			Included	0
New Hire Filing EVS			Included	0
Off-Cycle Payrun Fee			Included	0
Onboarding			Included	0
Online Check Stub			Included	0
Online Reporting			Included	0
Pay Options			Included	0
Paycor Analytics			Included	0
Paycor Analytics Pro			Included	0
Paycor Compensation Planning			Included	0
Paycor Expense Management (Avail. Summer 2022)			Included	0
Paycor HR			Included	0
Paycor Pulse			Included	0
Paycor Report Builder			Included	0
Payroll and Tax Service			Included	0
Reporting Options			Included	0
Workforce Management Pro Bundle	Per Active Time User	8	$2.75	$22.00
Paycor Scheduling Pro			Included	0
Paycor Time			Included	0
Paycor Time Geovalidation			Included	0
Paycor Time Points & Incidents			Included	0
360 401k Integration	Each	50	$0.00	$0.00
401(k) EDI Processing	Each	50	$0.00	$0.00
Electronic GL Monthly	Per Active Employee	50	$0.00	$0.00
Electronic GL Per Run	Per Active Employee	50	$0.00	$0.00
Employee Navigator	Per Active Employee	50	$1.00	$50.00
Job Costing Electronic GL	Per Active Employee	50	$0.00	$0.00
OnDemand Pay	Per Active Employee	1	$0.00	$0.00
Paycor Career Management	Per Active Employee	50	$1.00	$50.00
Paycor Talent Development	Per Active Employee	50	$2.00	$100.00
The Work Number	Per Active Employee	1	$0.00	$0.00
Time Off Manager	Per Active Employee	50	$0.00	$0.00
Subtotal:				$852.00

Signing Day Sports

4811 Montgomery Rd., Cincinnati, OH 45212 | 855.551.2013

Unless otherwise stated herein, prices may be subject to change if this Order is not accepted by 06/22/2022

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Estimated Year End Fees (Actual value based on quantity of W2’s processed. Amount varies by yearly number of employees)

Service	Unit	Qty	$ Cost Per	$ Total
ACA YE 1094 Fee	Each	1	$70.00	$70.00
ACA YE 1095 Fee	Each	50	$1.50	$75.00
W2 Base Fee	Each	1	$70.00	$70.00
W2 Processing	Each	50	$5.21	$260.63
Subtotal:				$475.63

Signing Day Sports Inc. Implementation

Implementation Fees	Qty	$ Cost Per	$ Total
401KEDI Setup Fee	1	$0.00	$0.00
ACA Setup Fee	50	$0.00	$0.00
Electronic GL Setup Fee	1	$0.00	$0.00
Employee Navigator Setup Fee	1	$200.00	$200.00
Onboarding Setup Fee	50	$0.00	$0.00
Paycor HR Setup Fee	50	$4.00	$200.00
Paycor Time Setup Fee	1	$0.00	$0.00
Payroll Setup Fee	50	$10.00	$500.00
Subtotal:			$900.00

4811 Montgomery Rd., Cincinnati, OH 45212 | 855.551.2013

Unless otherwise stated herein, prices may be subject to change if this Order is not accepted by 06/22/2022

PQ_v26

Order Summary for Signing Day Sports Inc.

9112 E. Verde Grove View

Suite 200, Scottsdale, AZ 85251

(602) 481-7440

Signing Day Sports (Semi-monthly processing on MM - HCM Core Pricing solution)

	Occurrences	$ Cost Per	$ Total
Per Payroll Processing Fees	24	$7.75	$186.00
Monthly Fees	12	$852.00	$10,224.00
Estimated Year End Fees	1	$475.63	$475.63
Annualized Total			$10,885.63

Signing Day Sports Inc. Total

$ Total
Per Payroll Processing Fees – Annual Total	$186.00
Monthly Fees – Annual Total	$10,224.00
Estimated Year End Fees – Annual Total	$475.63
Annualized Total	$10,885.63
Implementation Fees	$900.00

The client specified above (“You,” “Your,” or “Client”), has executed this Order for Services (“Order”) as of the date set forth below for the products and services identified herein and any subsequent Order issued hereunder. This Order, and any subsequent Orders provided thereunder, and Your receipt of any products or services are governed by and subject to the Paycor Terms and all applicable additional terms (each as defined in the Paycor Terms), a copy of which can be accessed at https://www.paycor.com/terms-and-conditions-01feb2022/. You acknowledge and agree that Your signature below constitutes Your consent to be bound by this Order, the Paycor Terms and any Third-Party Terms (if applicable, as defined in the Paycor Terms), and all other applicable terms for services You order. All capitalized terms herein as defined in the Paycor Terms.

Additional Terms

Except for miscellaneous fees and certain other costs, including but not limited to delivery fees, NSF fees, wire transfer fees and EFT reissue fees, the prices set forth on this Order are guaranteed for 24 months from the date of Your first payroll run date

Notwithstanding anything to the contrary in the Paycor Terms, You understand and acknowledge that as a result of entering into this Agreement: (a) Paycor will expend material time and effort to onboard You into Paycor systems; (b) any Implementation Fees paid by You to Paycor do not fully cover the cost of such onboarding; and (c) that You will owe Paycor a Termination Fee as consideration for such onboarding efforts in the event that You, prior to the six-month anniversary of the effective date of this Agreement (i) terminate this Agreement, (ii) fail to begin use of Paycor services, or (iii) cease use of Paycor services, unless such termination is due to an uncured material breach of this Agreement by Paycor. In the event that (i) occurs, Paycor may bill the Termination Fee upon receipt of notice of termination of this Agreement. In the event that (ii) or (iii) occur, Paycor may bill the Termination Fee after the six-month anniversary of the effective date of this Agreement. Such Termination Fee will be in an amount equal to one-half of the 'Annualized Total' provided above, less any amounts actually paid by You under this Agreement (other than Implementation Fees). For the purposes of this section Annualized Total is defined as $10,885.63.

Early Termination Fee Acknowledgement. Initial Here:

Notwithstanding anything to the contrary in the Paycor Terms, fifty percent (50%) of the total Implementation Fees will be debited from Your DDA on or about the seventh (7th) day after Paycor’s signature below. The remaining fifty percent (50%) of the total Implementation Fees will be billed on the invoice for Your first payroll processed. Implementation Fees as described in this Order, Agreement or any Orders are non-refundable.

4811 Montgomery Rd., Cincinnati, OH 45212 | 855.551.2013

Unless otherwise stated herein, prices may be subject to change if this Order is not accepted by 06/22/2022

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Paycor will provide You with promotional credits (the 'Credits') equal to any monthly fees incurred in using Paycor {pName} for the first 3 (three) months commencing the month of Your first payroll run date. The parties understand and agree that neither Implementation Fees nor any other Payroll-related fees (including without limitation paycheck shipping and handling fees) are a part of the offer and that all fees other than the monthly or per-processing payroll fees (excluding delivery) will remain payable by You according to the terms of this Order and the Paycor Terms.

Prices may be subject to change if this Order is not accepted 2022-06-16

As part of the services to which you are subscribing, you will have access to Pay on Demand (‘Payactiv Services’) provided by Third-Party Provider, PayActiv, Inc (‘PayActiv’). In order to access any of the services offered by PayActiv, please executed the Program Summary Form. By accessing any of the Payactiv Services, you confirm that you have read, understand, and agree with the Program Summary Form and the terms and conditions referenced therein. You acknowledge that Payactiv Services are ‘Third-Party Products’ as provided under the Paycor Terms and consents to Paycor sending the Program Summary Form and the data included therein to PayActiv.

The Work Number service (the ‘The Work Number Service’) is a service that provides subscribing employers with an automated method of providing employment and income verifications to authorized third parties. If Client subscribes to The Work Number Service, it consents to data transmissions between Paycor and the third-party provider, TALX Corporation, a wholly owned subsidiary of Equifax, Inc. and a provider of Equifax Workforce Solutions. By subscribing to The Work Number Services, Client agrees to allow TALX Corporation to act on the behalf of the Client when working with an authorized third party (‘Verifier’) making a request with a federal Fair Credit Reporting Act (‘FCRA’) permissible purpose to verify employment and/or income information (‘Employment Data’) in connection with The Work Number Service. The type of Employment Data that may be exchanged under The Work Number Service may be found at https://www.paycor.com/wp-content/uploads/2021/12/The-Work-Number-Employment-Data-List.pdf. Client authorizes Paycor to transmit Employment Data entered into Paycor Products and Services to TALX Corporation on behalf of Client in order to furnish TALX Corporation with the data needed to provide The Work Number Service. As the furnisher, Client further agrees to comply with its obligations as a furnisher as defined in FCRA and as set forth in the NOTICE TO FURNISHERS OF INFORMATION: OBLIGATIONS OF FURNISHERS UNDER THE FCRA which may be found at https://www.paycor.com/wp-content/uploads/2021/12/The-Work-Number-Notice-to-Furnisher-of-Information.pdf.

With the Labor Law Poster service, you will have access to Poster Elite’s E-Update Service ('Poster Elite Service') provided by Third-Party Provider, Elite Business Ventures, Inc. To activate the Labor Law Poster service, you must fill out an information request form that will be provided or made available to you as part this service. By accessing the Poster Elite Service, you confirm that you have read, understand, and agree with the terms and conditions for the Poster Elite Service located at www.PosterElite.com/eupdate_terms_of_use. You also acknowledge that the Poster Elite Service is a 'Third-Party Product' as provided under the Paycor Terms and consent to Paycor sending information needed to fulfill your order, including contact and shipping information to Elite Business Ventures, Inc.

4811 Montgomery Rd., Cincinnati, OH 45212 | 855.551.2013

Unless otherwise stated herein, prices may be subject to change if this Order is not accepted by 06/22/2022

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Client Acknowledgements; Representation. You acknowledge and agree that: (i) this Order may be considered an application for credit; (ii) You authorize Paycor to investigate Your credit including vendor references, bank account status and history, and the personal credit of the owner(s) and/or principal(s); and (iii) Paycor may elect not to provide certain Paycor Services (as defined in the Paycor Terms) requested by You based upon factors determined to be relevant by Paycor in its sole discretion, including, without limitation, Paycor’s review of Your credit history.

No Order, Supplement Agreement, Other Agreement or the Paycor Terms may be modified or amended except by a separate written amendment executed by authorized representatives of each party. Handwritten changes and modifications, even if initialed, are invalid and shall be of no force or effect.

Client is properly authorized to execute this Order and all internal approvals that the Client may require have been obtained prior to the Order being executed. By signing this Order, I certify that I am authorized to sign on behalf of the Client and agree to the terms of this Order and any documents incorporated herein.

Paycor Inc.		Client: Signing Day Sports Inc.

By	/s/ Paycor Signer	By	/s/ George Weathers
Name	Paycor Signer	Name	George Weathers
Title	Pricing Manager	Title	CFO
Date	5/23/2022	Date	5/23/2022

4811 Montgomery Rd., Cincinnati, OH 45212 | 855.551.2013

Unless otherwise stated herein, prices may be subject to change if this Order is not accepted by 06/22/2022

PQ_v26